UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 26, 2015

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 3, 2015, Aflac Incorporated reported its fourth quarter 2014 earnings results. In conjunction with finalizing the Form 10-K filing, including the audited financial statements, the company refined its estimate of deferred income taxes associated with unrealized foreign currency translation. As a result, shareholders’ equity was revised from $18.7 billion to $18.3 billion, reducing shareholders’ equity per share from $42.30 to $41.47 at December 31, 2014. In addition, the annualized return on shareholders’ equity was revised from 16.3% to 16.5% for the fourth quarter and from 18.9% to 19.1%, excluding the impact of the yen. For the full year, operating return on average shareholders’ equity, excluding currency, was revised from 22.6% to 22.9%.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

February 26, 2015	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

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